Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Park National Corporation:

Form S-8 No. 333-91178
Form S-8 No. 333-168334
Form S-8 No. 333-188323
Form S-8 No. 333-218006
Form S-8 No. 333-218009
Form S-8 No. 333-219173
Form S-4 No. 333-223559
Form S-4 No. 333-228145

of our report dated February 23, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe LLP
Louisville, Kentucky
February 23, 2026